Exhibit 99.2
AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Operating Revenues:
Electric	$1,528	$1,590	$3,928	$4,209
Natural gas	131	134	666	663
Total operating revenues	1,659	1,724	4,594	4,872
Operating Expenses:
Fuel	147	216	409	590
Purchased power	148	148	440	453
Natural gas purchased for resale	31	30	236	252
Other operations and maintenance	434	429	1,301	1,299
Depreciation and amortization	248	241	745	713
Taxes other than income taxes	131	127	375	374
Total operating expenses	1,139	1,191	3,506	3,681
Operating Income	520	533	1,088	1,191
Other Income, Net	34	32	99	84
Interest Charges	96	101	290	302
Income Before Income Taxes	458	464	897	973
Income Taxes	92	105	158	221
Net Income	366	359	739	752
Less: Net Income Attributable to Noncontrolling Interests	2	2	5	5
Net Income Attributable to Ameren Common Shareholders	$364	$357	$734	$747

Earnings per Common Share – Basic	$1.48	$1.46	$2.99	$3.06

Earnings per Common Share – Diluted	$1.47	$1.45	$2.97	$3.04

Weighted-average Common Shares Outstanding – Basic	245.9	244.1	245.5	243.6
Weighted-average Common Shares Outstanding – Diluted	247.5	246.3	247.0	245.5

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	September 30, 2019	December 31, 2018
ASSETS
Current Assets:
Cash and cash equivalents	$20	$16
Accounts receivable - trade (less allowance for doubtful accounts)	478	463
Unbilled revenue	273	295
Miscellaneous accounts receivable	56	79
Inventories	488	483
Current regulatory assets	74	134
Other current assets	106	63
Total current assets	1,495	1,533
Property, Plant, and Equipment, Net	23,894	22,810
Investments and Other Assets:
Nuclear decommissioning trust fund	798	684
Goodwill	411	411
Regulatory assets	1,168	1,127
Other assets	780	650
Total investments and other assets	3,157	2,872
TOTAL ASSETS	$28,546	$27,215
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$336	$580
Short-term debt	544	597
Accounts and wages payable	598	817
Taxes accrued	164	53
Current regulatory liabilities	121	149
Other current liabilities	522	491
Total current liabilities	2,285	2,687
Long-term Debt, Net	8,651	7,859
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes and investment tax credits, net	2,902	2,666
Regulatory liabilities	4,845	4,637
Asset retirement obligations	671	627
Pension and other postretirement benefits	522	558
Other deferred credits and liabilities	466	408
Total deferred credits and other liabilities	9,406	8,896
Ameren Corporation Shareholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,673	5,627
Retained earnings	2,408	2,024
Accumulated other comprehensive loss	(21)	(22)
Total Ameren Corporation shareholders’ equity	8,062	7,631
Noncontrolling Interests	142	142
Total equity	8,204	7,773
TOTAL LIABILITIES AND EQUITY	$28,546	$27,215

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Nine Months Ended September 30,
	2019	2018
Cash Flows From Operating Activities:
Net income	$739	$752
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	745	699
Amortization of nuclear fuel	56	71
Amortization of debt issuance costs and premium/discounts	14	16
Deferred income taxes and investment tax credits, net	144	212
Allowance for equity funds used during construction	(20)	(25)
Stock-based compensation costs	15	15
Other	(11)	21
Changes in assets and liabilities	(14)	(75)
Net cash provided by operating activities	1,668	1,686
Cash Flows From Investing Activities:
Capital expenditures	(1,761)	(1,689)
Nuclear fuel expenditures	(26)	(30)
Purchases of securities – nuclear decommissioning trust fund	(192)	(172)
Sales and maturities of securities – nuclear decommissioning trust fund	184	159
Purchase of bonds	(207)	—
Proceeds from sale of remarketed bonds	207	—
Other	(3)	13
Net cash used in investing activities	(1,798)	(1,719)
Cash Flows From Financing Activities:
Dividends on common stock	(350)	(334)
Dividends paid to noncontrolling interest holders	(5)	(5)
Short-term debt, net	(53)	36
Maturities of long-term debt	(329)	(522)
Issuances of long-term debt	900	853
Issuances of common stock	54	56
Employee payroll taxes related to stock-based compensation	(29)	(19)
Debt issuance costs	(10)	(9)
Other	—	1
Net cash provided by financing activities	178	57
Net change in cash, cash equivalents, and restricted cash	48	24
Cash, cash equivalents, and restricted cash at beginning of year	107	68
Cash, cash equivalents, and restricted cash at end of period	$155	$92